EXHIBIT A

     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned does hereby consent and agree to the joint filing on behalf of each of them of a statement on Schedule 13G and all amendments thereto with respect to the Common Stock of Ardea Biosciences, Inc. beneficially owned by each of them, and the inclusion of this Joint Filing Agreement as an exhibit thereto.

Dated: February 14, 2007


                              /s/ Dane Andreeff
                              -----------------------------
                                  Dane Andreeff


                              ANDREEFF EQUITY ADVISORS, L.L.C.
                              By:  Dane Andreeff

                              /s/ Dane Andreeff
                              -----------------------------
                              Name:  Dane Andreeff
                              Title: Managing Member

                              MAPLE LEAF CAPITAL I, L.L.C.
                              By: Dane Andreeff

                              /s/ Dane Andreeff
                              ------------------------------
                              Name:  Dane Andreeff
                              Title:  Managing Member


                              MAPLE LEAF PARTNERS, L.P.
                              By: Dane Andreeff


                              /s/ Dane Andreeff
                              ---------------------------------------
                              Name:  Dane Andreeff
                              Title:  Managing Member of its General Partner


                              MAPLE LEAF OFFSHORE, LTD.
                              By: Dane Andreeff

                               /s/ Dane Andreeff
                              ---------------------------------------
                              Name:  Dane Andreef
                              Title:  General Partner